SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K

CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  March 22, 2004



	Dean Witter World Currency Fund L.P.

	(Exact name of registrant as specified in its charter)


	   Delaware			    0-23826            13-3700691
(State or Other Jurisdiction 	(Commission File	   (I.R.S. Employer
      of Incorporation) 		     Number)       Identification No.)



c/o Demeter Management Corporation
    825 Third Avenue, 9th Floor
          New York, NY						   	  10022
(Address of Principal Executive Offices)	          (Zip Code)



Registrant's telephone number, including area code   (212) 310-6444_



Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS

Effective March 22, 2004, the following changes have been made to the Board of Directors of Demeter, the general partner of the registrant.

Jeffrey S. Swartz resigned his position as a Director of Demeter.

Louise M. Wasso-Jonikas will become a Director of Demeter once she has registered with the National Futures Association as an associated person, which registration is currently pending. Ms. Wasso-Jonikas is a Managing Director of Morgan Stanley and Director of Alternative Investments for the Individual Investor Group (IIG) of Morgan Stanley. Ms. Wasso-Jonikas rejoined Morgan Stanley in 1999. Ms. Wasso-Jonikas was Co-Founder and President/Chief Operating Officer of Graystone Partners, an objective consulting firm, from 1993 to 1999, when Graystone was acquired by Morgan Stanley. Prior to founding Graystone, Ms. Wasso-Jonikas was a Senior Vice President at Bessemer Trust and opened their Chicago office. She also was a Vice President at the Northern Trust in their Wealth Management Services Group where she worked exclusively with their largest private clients and family offices throughout the U.S. and abroad serving their broad investment and custody needs. Ms. Wasso-Jonikas also worked as an Equity Block Trader with Goldman Sachs and with Morgan Stanley advising and managing money for private clients. Ms. Wasso-Jonikas's focus is on developing a robust external manager platform utilizing alternative managers for IIG clients as well as overseeing some of the firm's largest client relationships. Ms. Wasso-Jonikas holds a BA in Economics from Mount Holyoke College and an MBA in Finance from the University of Chicago Graduate School of Business.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				DEAN WITTER WORLD CURRENCY FUND L.P.

Date:	 April 14, 2004

				By:  DEMETER MANAGEMENT CORPORATION
				     as General Partner

  			     /s/  Jeffrey A. Rothman
			     Name:  Jeffrey A. Rothman
			     Title: President